SUB-ITEM 77Q




Appendix A, dated June 28, 2005, to the Master Amended and Restated By-Laws for MFS Massachusetts Investors Trust, dated January 1, 2002 as revised June 23, 2004, is contained in Pre-Effective Amendment No. 1 to the Registration Statement for MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.